Exhibit 10.2

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

(Amendment No. 1)

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated December 12, 2023, between PENNS WOODS BANCORP, INC. (“Penns Woods”), a Pennsylvania business corporation, and RICHARD A. GRAFMYRE, an adult individual (“Executive”).

WITNESSETH:

WHEREAS, Penns Woods and Executive are parties to an amended and restated employment agreement, March 9, 2021 (the “Employment Agreement”); and

WHEREAS, Penns Woods and Executive desire to amend the Employment Agreement to extend the term of the Employment Agreement as provided herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment to Section 3(a) of the Employment Agreement. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) This Agreement shall be for a period (the “Employment Period”) commencing on date hereof and ending on April 30, 2028; provided, however, that, commencing on the May 1, 2028 and on each May 1 thereafter, the Employment Period shall be automatically extended for one (1) additional year through the following April 30 unless either party provides written notice of non-renewal at least sixty (60) days prior to any annual renewal date (commencing with the annual renewal date occurring on May 1, 2028), in which case the Employment Period shall terminate on the April 30 immediately following such written notice. Neither the expiration of the Employment Period nor the termination of this Agreement, shall affect the enforceability of the provisions of Sections 7, 8 and 9.”

2. Ratification of Employment Agreement. Except as amended by this Amendment No. 1 to Amended and Restated Employment Agreement, all terms and conditions of the Employment Agreement remain in full force and effect, and nothing contained in this Amendment No. 1 to Amended and Restated Employment Agreement shall be deemed to alter or amend any provision of the Employment Agreement except as specifically provided herein. References in the Employment Agreement to the "Agreement" shall be deemed to be references to the Employment Agreement as amended hereby.

3. Notices. Except as otherwise provided in this Amendment No. 1 to Amended and Restated Employment Agreement, any notice required or permitted to be given under this Amendment No. 1 to Amended and Restated Employment Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence (as then reflected in the personnel records of the Employer), in the case of notices to Executive, and to the then principal offices of Penns Woods, in the case of notices to the Employer.

4. Waiver. No provision of this Amendment No. 1 to Amended and Restated Employment Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and the Employer. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Amendment No. 1 to Amended and Restated Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5. Assignment. This Amendment No. 1 to Amended and Restated Employment Agreement shall not be assignable by any party, except by Penns Woods to any of its affiliated companies or to any successor in interest to its businesses.

6. Entire Agreement; Effect on Prior Agreements. This Amendment No. 1 to Amended and Restated Employment Agreement contains the entire agreement of the parties relating to the subject matter hereof, and supersedes and replaces any prior agreement relating to the subject matter hereof.

7. Validity. The invalidity or unenforceability of any provision of this Amendment No. 1 to Amended and Restated Employment Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

8. Applicable Law. This Amendment No. 1 to Amended and Restated Employment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

9. Headings. The section headings of this Amendment No. 1 to Amended and Restated Employment Agreement are for convenience only and shall not control or affect the meaning or construction, or limit the scope or intent, of any of the provisions hereof.

10. Number. Words used herein in the singular form shall be construed as being used in the plural form, as the context requires, and vice versa.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Employment Agreement as of the date set forth below.

PENNS WOODS BANCORP, INC.

By:	/s/ Edward R. Nestlerode, Jr.	Date: December 12, 2023
Chairman
(“Penns Woods”)

/s/ Richard A. Grafmyre		Date: December 12, 2023
RICHARD A. GRAFMYRE
(“Executive”)

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